Exhibit 99.1

FOR IMMEDIATE RELEASE

	Contact:	Ralph Finkenbrink	NASDAQ: NICK
		Sr. Vice President, CFO	Web site: www.nicholasfinancial.com
Nicholas Financial, Inc.		Ph # - 727-726-0763
Corporate Headquarters

2454 McMullen-Booth Rd.
Building C, Suite 501
Clearwater, FL 33759

Nicholas Financial Reports Record

2nd Quarter Results & Quarterly Dividend

October 27, 2011 – Clearwater, Florida - Nicholas Financial, Inc. (NASDAQ: NICK) announced that for the three months ended September 30, 2011 net earnings increased 39% to $5,520,000 as compared to $3,982,000 for the three months ended September 30, 2010. Per share diluted net earnings increased 35% to $0.46 as compared to $0.34 for the three months ended September 30, 2010. Revenue increased 9% to $17,211,000 for the three months ended September 30, 2011 as compared to $15,732,000 for the three months ended September 30, 2010.

For the six months ended September 30, 2011 net earnings increased 43% to $10,823,000 as compared to $7,558,000 for the six months ended September 30, 2010. Per share diluted net earnings increased 41% to $0.90 as compared to $0.64 for the six months ended September 30, 2010. Revenue increased 10% to $33,845,000 for the six months ended September 30, 2011 as compared to $30,684,000 for the six months ended September 30, 2010.

“Our strong growth in earnings per share for the three and six months ended September 30, 2011 were primarily the results of an increase in the average finance receivables and a reduction in the net charge-off rate,” stated Peter L. Vosotas, Chairman and CEO. We also recently opened our 58th branch location in Huntsville, AL and continue to develop additional markets. We expect to open between 2-4 new branch locations during the remainder of our current fiscal year, which ends March 31, 2012.

As a result of our continued earnings growth and stable capital position, the Board of Directors has voted to continue issuing a quarterly dividend equal to $.10 per common share, to be paid on December 20th to shareholders of record as of December 13th.

Nicholas Financial, Inc. is one of the largest publicly traded specialty consumer finance companies based in the Southeastern states. The Company presently operates 58 branch locations in both the Southeastern and the Midwestern states. The Company has approximately 12,000,000 shares of common stock outstanding. For an index of Nicholas Financial, Inc.’s news releases or to obtain a specific release, visit our web site at www.nicholasfinancial.com.

Except for the historical information contained herein, the matters discussed in this news release include forward-looking statements that involve risks and uncertainties including general economic conditions, access to bank financing, and other risks detailed from time to time in the Company’s filings and reports with the Securities and Exchange Commission including the Company’s Annual Report on Form 10-K for the year ended March 31, 2011. Such statements are based on the beliefs of the Company’s management as well as assumptions made by and information currently available to Company management. Actual events or results may differ materially. All forward looking statements and cautionary statements included in this document are made as of the date hereby based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward looking statement or cautionary statement.

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Nicholas Financial, Inc.

Condensed Consolidated Statements of Income

(Unaudited, Dollars in Thousands, Except Share and Per Share Amounts)

	Three months ended September 30,		Six months ended September 30,
	2011	2010	2011	2010
Revenue:
Interest and fee income on finance receivables	$17,199	$15,722	$33,823	$30,665
Sales	12	10	22	19

	17,211	15,732	33,845	30,684

Expenses:
Operating	6,779	6,242	13,474	12,491
Provision for credit losses	178	1,712	257	3,308
Interest expense	1,237	1,450	2,466	2,989
Change in fair value of interest rate swaps	—	(138)	—	(382)

	8,194	9,266	16,197	18,406

Operating income before income taxes	9,017	6,466	17,648	12,278
Income tax expense	3,497	2,484	6,825	4,720

Net income	$5,520	$3,982	$10,823	$7,558

Earnings per share:
Basic	$0.47	$0.34	$0.92	$0.65

Diluted	$0.46	$0.34	$0.90	$0.64

Weighted average shares	11,773,000	11,608,000	11,710,000	11,607,000

Weighted average shares and assumed dilution	12,027,000	11,850,000	12,002,000	11,843,000

Condensed Consolidated Balance Sheets

(Unaudited, In Thousands)

	September 30,	March 31,
	2011	2011
Cash	$2,720	$2,018
Finance receivables, net	236,933	230,164
Other assets	12,713	11,461

Total assets	$252,366	$243,643

Line of credit	$117,000	$118,000
Other liabilities	9,233	10,430

Total liabilities	126,233	128,430

Shareholders’ equity	126,133	115,213

Total liabilities and shareholders’ equity	$252,366	$243,643

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	Three months ended September 30,		Six months ended September 30,
Portfolio Summary	2011	2010	2011	2010

Average finance receivables, net of unearned interest (1)	$272,906,536	$249,065,668	$271,022,679	$243,690,043

Average indebtedness (2)	$116,505,921	$113,324,542	$117,002,960	$110,785,451

Interest and fee income on finance receivables (3)	$17,199,730	$15,721,876	33,823,318	$30,664,781

Interest expense	1,236,893	1,449,757	2,465,871	2,989,130

Net interest and fee income on finance receivables	$15,962,837	$14,272,119	$31,357,447	$27,675,651

Weighted average contractual rate (4)	23.94%	23.56%	23.91%	23.55%

Average cost of borrowed funds (2)	4.25%	5.12%	4.22%	5.40%

Gross portfolio yield (5)	25.21%	25.25%	24.96%	25.17%

Interest expense as a percentage of average finance receivables, net of unearned interest	1.81%	2.33%	1.82%	2.45%

Provision for credit losses as a percentage of average finance receivables, net of unearned interest	0.26%	2.75%	0.19%	2.71%

Net portfolio yield (5)	23.14%	20.17%	22.95%	20.01%

Marketing, salaries, employee benefits, depreciation and administrative expenses as a percentage of average finance receivables, net of unearned interest (6)	9.85%	9.93%	9.85%	10.15%

Pre-tax yield as a percentage of average finance receivables, net of unearned interest (7)	13.29%	10.24%	13.10%	9.86%

Write-off to liquidation (8)	5.93%	7.18%	5.34%	6.85%

Net charge-off percentage (9)	4.74%	5.31%	4.18%	4.96%

Note: All three and six month key performance indicators expressed as percentages have been annualized.

(1)	Average finance receivables, net of unearned interest, represents the average of gross finance receivables, less unearned interest throughout the period.
(2)	Average indebtedness represents the average outstanding borrowings under the Line. Average cost of borrowed funds represents interest expense as a percentage of average indebtedness.
(3)	Interest and fee income on finance receivables does not include revenue generated by Nicholas Data Services, Inc., (“NDS”) the wholly-owned software subsidiary of Nicholas Financial, Inc.
(4)	Weighted average contractual rate represents the weighted average annual percentage rate (APR) of all automobile finance installment contracts purchased and direct consumer loans originated during the period.
(5)	Gross portfolio yield represents interest and fee income on finance receivables as a percentage of average finance receivables, net of unearned interest. Net portfolio yield represents interest and fee income on finance receivables minus (a) interest expense and (b) the provision for credit losses as a percentage of average finance receivables, net of unearned interest.
(6)	Administrative expenses included in the calculation above are net of administrative expenses associated with NDS which approximated $56,000 and $53,000 during the three-month periods ended September 30, 2011 and 2010 and $116,000 and $111,000 during the six-month periods ended September 30, 2011 and 2010, respectively.
(7)	Pre-tax yield represents net portfolio yield minus operating expenses as a percentage of average finance receivables, net of unearned interest.
(8)	Write-off to liquidation percentage is defined as net charge-offs divided by liquidation. Liquidation is defined as beginning receivable balance plus current period purchases minus voids and refinances minus ending receivable balance.
(9)	Net charge-off percentage represents net charge-offs divided by average finance receivables, net of unearned interest, outstanding during the period.

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The following tables present certain information regarding the delinquency rates experienced by the Company with respect to automobile finance installment contracts (“Contracts”) and direct consumer loans (“Direct Loans”):

		Delinquencies
Contracts	Gross Balance Outstanding	30 – 59 days	60 – 89 days	90 + days	Total
September 30, 2011	$377,297,796	$10,934,539	$3,188,022	$1,041,238	$15,163,799
		2.90%	0.84%	0.28%	4.02%

September 30, 2010	$350,342,985	$8,987,387	$3,288,209	$973,332	$13,248,928
		2.56%	0.94%	0.28%	3.78%

Direct Loans	Gross Balance Outstanding	30 – 59 days	60 – 89 days	90 + days	Total
September 30, 2011	$5,721,768	$22,229	$20,229	$15,558	$58,016
		0.39%	0.35%	0.27%	1.01%

September 30, 2010	$5,007,919	$59,277	$41,963	$13,477	$114,717
		1.18%	0.84%	0.27%	2.29%

The following table presents selected information on Contracts purchased by the Company, net of unearned interest:

	Three months ended September 30,		Six months ended September 30,
Contracts	2011	2010	2011	2010
Purchases	$35,093,489	$37,754,916	$71,555,929	$73,480,718
Weighted APR	23.83%	23.46%	23.80%	23.45%
Average discount	8.45%	8.70%	8.48%	8.78%
Weighted average term (months)	49	49	49	49
Average loan	$9,922	$9,860	$9,900	$9,880
Number of contracts	3,537	3,829	7,228	7,437

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